EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Amendment No. 1 to Form 8-K of Vital Living, Inc. on Form 8-K/A of our report dated July 23, 2003, appearing in the financial statements of Doctors for Nutrition, Inc. for the year ended December 31, 2002.

/s/ Pannell Kerr Forster of Texas, P.C.
Houston, Texas

December 5, 2003